REGISTRATION RIGHTS AGREEMENT dated as of April 26, 1996 (this "Agreement") between:

(a) Staff Capital, L.P., a limited partnership organized under the laws of the State of Delaware (the "Company"); and

(b)  the other Persons identified on the signature page to this Agreement.

Certain capitalized terms used herein shall have the meanings given such terms in Article I hereof. Capitalized terms not otherwise defined herein but defined in the Partnership Agreement shall have the meanings given such terms in the Partnership Agreement.


                                     W I T N E S S E T H:


Whereas, simultaneously with the execution and delivery of this Agreement, the parties hereto have executed and delivered a Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") and entered into a "Recapitalization" (as defined in the Securities Purchase Agreement) of the Company;

Whereas, pursuant to the Securities Purchase Agreement or the Recapitalization, the Holders have acquired Class A Preferred Limited Partnership
          Interests which are convertible into Common Limited Partnership Interests; and

Whereas, Banque Paribas (acting through its Grand Caymans Branch) and Pilgrim America Prime Rate Trust have heretofore been entitled to certain registration rights with respect to Securities held by them.

Now, therefore, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

The following terms used in this Agreement shall have the respective meanings specified in this Article I:

"Affiliate" shall mean as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, shall mean also any member of the immediate family (including parents, spouse children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise). Without limiting the generality of the foregoing as to the Partnership, the term "Affiliate" when used with respect to the Partnership shall not mean or include Paribas Principal and its Affiliates and shall not include any Operating Partnership or any Subsidiary of the Partnership.

"Business Day" shall mean any day other than Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in New York City.

"Demand Registration" shall have the meaning given such term in Section 3.01(a).

"Holders" shall mean Persons who are the record holders of the Securities.

"Initial Public Offering" shall mean the initial sale of Common Limited Partnership Interests or any other securities, interests or units substituted therefor (including in connection with any incorporation of the Company, by merger or otherwise) pursuant to an effective registration statement under the Securities Act in an offering underwritten on a firm commitment basis by a nationally or regionally recognized underwriter.

"Inspectors" shall have the meaning given such term in Section 3.04(g).

"Paribas Group" shall mean and include Paribas Principal, Banque Paribas and their respective Affiliates.

"Paribas Principal" shall mean Paribas Principal, Inc.

"Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership dated as of April 26, 1996 of the Company, as such agreement may be amended and supplemented from time to time.

"Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

"'Piggy-Back  Registration"  shall have the  meaning  given such term in Section
3.02.

"Records" shall have the meaning given such term in Section 3.04(g).

"Registrable Securities" shall mean the Securities until: (i) a registration statement covering such Securities is effective under the Securities Act; (ii) such Securities may be sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which such Securities may be sold pursuant to Rule 144(k); (iii) the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing any legend relating to restrictions on transfer and such Interests may be resold without subsequent registration under the Securities Act; or (iv) such Securities are no longer outstanding or are held by the Company or any Affiliate of the Company.

"Registration Expenses" shall have the meaning given such term in Section 3.05.

"SEC" shall mean the U.S. Securities and Exchange Commission (or any successor entity).

"Second Stage Investor" shall have the meaning given such term in Section 3.01(a)(1) hereof.

"Securities" shall mean the Common Limited Partnership Interests issuable upon the conversion of Class A-1 Preferred Limited Partnership Interests and Class A-3 Preferred Limited Partnership Interests. "Securities" shall include also the Common Limited Partnership Interests held by Banque Paribas and Pilgrim America Prime Rate Trust as to which, prior to the date of this Agreement, Banque Paribas and Pilgrim America Prime Rate Trust were entitled to certain registration rights pursuant to Section 4(b)(i) of the Repurchase Agreement dated as of December 8, 1994 between Banque Paribas and the Company and pursuant to Section 5 of the Warrant Agreement dated as of July 1, 1995 among Banque Paribas, Pilgrim America Prime Rate Trust and the Company.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Securities Purchase Agreement" shall have the meaning given such term in the recitals to this Agreement.

"Selling Holder" shall mean a Holder which is selling Registrable Securities pursuant to a registration statement under the Securities Act.

"Selling  Holder  Expenses"  shall have the  meaning  given such term in Section
3.05. "Specified Holders" shall have the meaning given such term in Section 3.01(c) hereof.

"Specified Holders" shall have the meaning given such term in Section 3.01(c) hereof.

                                   ARTICLE 11

                          INCORPORATION OF THE COMPANY

2.01.   Incorporation of the Company.

In the event that the Board of Directors of the General Partner of the Company shall determine that it is desirable to incorporate the Company prior to effecting an Initial Public Offering, the Securities shall be converted and exchanged for, and the certificate of incorporation and by-laws of the corporation shall provide for the issuance of, capital stock which has rights and values substantially comparable to the rights and values to which the various Securities are entitled under the Partnership Agreement; and this Agreement shall be amended to incorporate such changes herein as shall be necessary to give effect to such incorporation and to preserve in all material respects the rights and benefits granted to Holders of Registrable Securities under this Agreement. In the event of any dispute among Holders of Registrable Securities and the Company as to the terms of any capital stock to be issued to Holders of Registrable Securities in exchange for their Securities, or as to the amendments to this Agreement, such dispute shall be referred to a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the holders of a majority of the then outstanding Partnership Interests, and such investment banking firm shall be requested to resolve such dispute within 30 days. The determination by the investment banking firm shall be final, conclusive and binding upon Holders of Registrable Securities and the Company. The fees and expenses of the investment banking firm in connection with any such dispute resolution shall be paid by the Company.

                                   ARTICLE III

                               REGISTRATION RIGHTS

3.01. Initial Public Offering and Other Demand Registration Rights.

(a)     Demand Registrations.

(1) At any time subsequent to an Initial Public Offering and prior to March 31, 2006, but subject to Sections 3.01(a)(2) and 3.04(b) hereof and provided that the Class A Preferred Limited Partnership Interests are no longer outstanding, the Paribas Group and any Person acquiring Class A Preferred Limited Partnership Interests pursuant to Section 3A.4(b)(i) of the Partnership Agreement (the "Second Stage Investor") may make written requests to the Company for registration of Registrable Securities under the Securities Act with the SEC for a public offering of Registrable Securities (a "Demand Registration").

(2) The Paribas Group shall have the right to request two Demand Registrations, and the Second Stage Investor shall have the right to request two Demand Registrations, which shall be long-form registrations unless the Company is then permitted to use short-form registrations and the use thereof is acceptable to the underwriters of such Demand Registration, of all or any part of their Registrable Securities and Registrable Securities of their respective Affiliates (including Banque Paribas) and employees; provided that the Paribas Group or the Second Stage Investor (and their respectful Affiliates and employees) requesting the Demand Registration has requested to be included in the Demand Registration such Registrable Securities as represent an aggregate corresponding Participation Percentage (assuming conversion of the Class Preferred Limited Partnership Interests) of at least 2%. In addition, provided that the Paribas Group and the Second Stage Investor have requested all of the foregoing Demand Registrations provided that the Company is then permitted to effect short-form registrations, the Paribas Group and the Second Stage Investor may request additional short-form Demand Registrations; provided that the Paribas Group and the Second Stage Investor (and their respective Affiliates and employees) requesting the short-form Demand Registration have requested to be included in the short-form Demand Registration such Registrable Securities as represent an aggregate corresponding Participation Percentage (assuming conversion of the Class A Preferred Limited Partnership Interests) of at least 2% in the case of the Paribas Group and its Affiliates and employees or at least 2% in the case of the Second Stage Investor and its Affiliates and employees. Notwithstanding the other provisions of this Section 3.01(a), the Company shall not be required to effect more than one long-form Demand Registration within any 12-month period, and the Company may delay any Demand Registration that, in the reasonable judgment of management of the Company after consultation with the Company's investment banking advisers, would interfere with or otherwise adversely affect any Public Offering which the Company is then effecting or which the Company at the time is planning to effect within 90 days following the receipt of any request for a Demand Registration.

(3) Whenever the Company shall receive a request from the Paribas Group or the Second Stage Investor for a Demand Registration, the Company will promptly give written notice of such registration to all Holders and shall as expeditiously as is reasonable, use its best efforts to effect the registration under the Securities Act of the Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after such notice is given.

(4) All requests made pursuant to this Section 3.01(a) will specify the aggregate Common Limited Partnership Interests represented by the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

(b)     Effective Registration.

        A registration initiated as a Demand Registration shall not be deemed a Demand Registration until such registration has become effective and unless the Demand Registration has continued to be effective until the earlier of the date on which the Registrable Securities included in such registration have actually been sold or the 180th day (or the 90th day if an underwritten registration) following the date on which the Demand Registration is declared effective by the SEC.

(c)     No  Right  of  the  Company  or  Other  Person to  Piggy-Back  on Demand
        Registration.

        Except as permitted under this Registration Rights Agreement, neither the Company nor any Person owning any of its securities (other than Holders in respect of Registrable Securities) shall have the right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 3.01. The Company covenants that it shall not grant any registration rights to any Person which rights would, in the reasonable judgment of Holders who hold Registrable Securities which represent an aggregate corresponding Participation Percentage (assuming conversion of the Class A Preferred Limited Partnership Interests) of at least 5% (the "Specified Holders"), conflict or be inconsistent with the provisions of this Section 3.01 (c) or which would otherwise adversely affect the rights of Holders under this Agreement; however, the Company may grant to one or more holders of Class A-2 Preferred Limited Partnership Interests, and to one or more holders of Common Limited Partnership Interests, Piggy-Back Registration rights provided that such rights are not more favorable to the Piggy-Back Rights granted to the Holders under this Registration Rights Agreement. If the Company shall at any time provide to any Person rights with respect to the registration of securities of the Company under the Securities Act which are, in the reasonable judgment of the Specified Holders, on terms or conditions more favorable to such Person than the terms and conditions provided in this Article III, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to Holders. In the event of a conflict or inconsistency, the provisions of this Section 3.01 (c) shall prevail. Without limiting the generality of the foregoing, simultaneously with the execution and delivery of this Agreement, the registration rights to which Banque Paribas and Pilgrim America Prime Rate Trust have been entitled pursuant to Section 4(b)(i) of the Repurchase Agreement dated as of December 8, 1994 between Banque Paribas and the Company and pursuant to Section 5 of the Warrant Agreement dated as of July 1, 1995 among Banque Paribas, Pilgrim America Prime Rate Trust and the Company have been terminated.

(d)     Selection of Underwriters and Counsel, etc.

        If Holders of more than 50% of the aggregate Registrable Securities requested to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. If a Demand Registration involves an underwritten offering, (i) the Company shall have the right to select the investment banker or bankers and manager or managers to administer the offering (provided that such investment bankers and managers must be reasonably satisfactory to Holders of a majority of the Registrable Securities to be included in the Demand Registration); and (ii) Holders shall have the right to select the counsel to represent Holders. The obligation of the Company under this Section 3.01(d) hereof to engage an underwriter for any Demand Registration shall be only to use its reasonable efforts to do so.

3.02.   Piggy-Back Registration.

If the Company proposes to register any of its securities (whether for its account or for any Holder) under the Securities Act (other than by a registration statement on Form S-8 or other form that does not include substantially the same information as would be required in a form for the general registration of securities or that would not be available for registration of Registrable Securities) other than in an Initial Public Offering (unless otherwise permitted by the Company), the Company shall, as expeditiously as possible, give written notice to each of the Holders of the Company's intention to effect such registration. If, within 30 days after receipt of such notice, Holders submit a written request to the Company specifying the Registrable Securities Holders propose to sell or otherwise dispose of (a "Piggy-Back Registration"), and provided that the Class A Preferred Limited Partnership Interests are no longer outstanding, the Company shall include the Common Limited Partnership Interests represented by the Registrable Securities specified in such request in such registration statement and the Company shall use its best efforts to keep each such registration statement in effect and to maintain compliance with each federal and state law and regulation for the period necessary for Holders to effect the proposed sale or other disposition (but in no event for a period of more than 180 days), Holders participating in an underwritten offering pursuant to Section 3.01(d) or this Section 3.02 shall, if required by the managing underwriters of such offering, enter into an underwriting agreement in a form customary for underwritten offerings of the same general type as such offering.

3.03.   Reduction of Offering.

(a) Notwithstanding anything contained herein, if the managing underwriters of an offering described in Section 3.01 or Section 3.02 hereof deliver a written opinion to Holders whose Registrable Securities are requested to be included in such offering that (i) the size of the offering that Holders, the Company and any other Persons intend to make, or (ii) the kind or combination of securities that Holders, the Company and any other Persons intend to include in such offering are, in either case, such that the success of the offering would be materially and adversely affected by inclusion of all the Registrable Securities requested to be included, then:

     (1)  if the size of the offering is the basis of such underwriters opinion:

          (A) in the case of a Demand Registration pursuant to the first sentence of Section 3.01(a)(2) hereof, the aggregate Registrable Securities proposed to be offered for the accounts of Holders shall be determined as follows:

               (i) if the Demand Registration is a Demand Registration of the Paribas Group pursuant to the first sentence of Section 3.01
                    (a)(2) hereof, then the Paribas Group and its employees, and any transferee of Registrable Securities of Paribas Principal pursuant to Section 9.2(a)(i) of the Partnership Agreement, shall be permitted to include in the offering all Registrable Securities requested by the Paribas Group and its employees;

               (ii) if the Demand  Registration is a Demand  Registration of the
                    Second  Stage  Investor  pursuant  to the first  sentence of
                    Section  3.01(a)(2)  hereof,  then the Second Stage Investor and its Affiliates and employees shall be permitted to include in the offering all Registrable Securities requested by the Second Stage Investor and its Affiliates and employees;

               (iii)subject  to  the  foregoing   clauses  (i)  and  (ii),   all
                    Registrable Securities requested by Pilgrim America Prime Rate Trust shall be permitted to be included in the Demand Registration to the extent permitted by the underwriter; and then all Registrable Securities requested by other Holders to be included in the Demand Registration shall be reduced pro rata (according to the aggregate Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of Registrable Securities to be included in such offering to the amount recommended by such managing underwriters; and

          (B) in the case of a Demand Registration pursuant to the second sentence of Section 3.01(a)(2) hereof, the aggregate Common Limited Partnership Interests represented by Registrable Securities proposed to be offered for the accounts of Holders shall be reduced pro rata (according to the aggregate Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of Registrable Securities to be included in such offering to the amount recommended by such managing underwriters; and

          (C) in the case of a Piggy-Back Registration which is otherwise permitted under Section 3.02 hereof:

               (i) if the Piggy-Back Registration is an Initial Public Offering by the Company, then the Paribas Group, Pilgrim America Prime Rate Trust and the Second Stage Investor and their respective Affiliates and employees, and any transferee of Registrable Securities of Paribas Principal pursuant to
                    Section 9.2(a)(i) of the Partnership Agreement, shall be permitted to include in the offering all Registrable Securities requested by them (reduced pro rata (according to the aggregate Registrable Securities proposed for registration) among the Paribas Group, Pilgrim America Prime Rate Trust and the Second Stage Investor and their respective Affiliates and employees, and any transferee of Registrable Securities of Paribas Principal pursuant to
                    Section 9.2(a)(i) of the Partnership Agreement, to the extent necessary to reduce the total amount of Registrable Securities to be included in such offering to the amount recommended by such managing underwriters); and

               (ii) if the  Piggy-Back  Registration  is not an  Initial  Public
                    Offering by the Company, or if an Initial Public Offering as to all Holders other than the Paribas Group, Pilgrim America Prime Rate Trust and Second Stage Investor and its Affiliates and employees, and any transferee of Registrable Securities of Paribas Principal pursuant to Section 9.2(a)(i) of the Partnership Agreement, after giving effect to the foregoing clause (ii), the amount of Registrable Securities to be offered for the accounts of Holders shall be reduced pro rata (according to the aggregate Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriters; provided that in the case of any Piggy-Back Registration if Registrable Securities are being offered for the account of other Persons as well as the Company, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the aggregate in the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced; and

     (2) if the kind or combination of securities to be offered is the basis of such underwriters opinion:

          (A) the aggregate Common Limited Partnership Interests represented by the Registrable Securities to be included in such offering shall be reduced as described in clause (1) above; or

          (B) if the actions described in clause (A) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

3.04.   Filings: Information.

Whenever  any  Registrable  Securities  are to be  registered  pursuant  to this
Article III, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

(a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days or until all of such Registrable Securities have been disposed of (if earlier); provided that if the Company shall furnish to Holders making a request pursuant to Section 3.02 hereof a certificate signed by either its chief executive officer or the General Partner stating that in his or its good faith judgment it would be significantly disadvantageous to the Company for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 3.02 hereof.

(b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to each Selling Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and
     (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
     (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company will immediately notify each Selling Holder of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

(f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

(g) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent partnership documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public.

(h) The Company will furnish to each Selling Holder and to each underwriter, if any, a signed counterpart, addressed to such Selling Holder or underwriter, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holders of more than 50% of the aggregate Registrable Securities included in such offering or the managing underwriter therefor reasonably requests.

(i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holder and the other Partners, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section II (a) of the Securities Act.

(j) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holders possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.04(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.04(e) hereof.

3.05.   Registration Expenses.

In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.04(h) hereof), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Selling Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Selling Holders (or the agents who manage their accounts) (collectively, the "Selling Holder Expenses"); provided that if the Company shall reimburse the Selling Holder Expenses of any Other Person for whose account securities are being sold in such Offering, then the Company shall be obligated similarly to reimburse the Selling Holder Expenses of the Selling Holders of Registrable Securities.

3.06.   Indemnification and Contribution.

(a) In connection with each registration statement relating to the disposition of Registrable Securities, the Company shall indemnify and hold harmless, each Selling Holder disposing of Registrable Securities, each underwriter of Registrable Securities, each partner, officer, director or employee of such Selling Holder, or any such underwriter and each Person, if any, who controls (within the meaning of either the Securities Act or the Exchange
     Act) such Selling Holder or any such underwriter against all losses, claims, damages or liabilities' joint or several, to which such Selling Holder, such underwriter or any such Person may be subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or the prospectus included therein (or any supplement or amendment thereto) or a preliminary prospectus, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Selling Holder and each of such other Persons for any reasonable legal or other expenses incurred in connection with the investigation or defense thereof (any such reimbursement to be made as such expenses are incurred); provided, however, that the Company shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in any such registration statement, preliminary prospectus, or prospectus (or amendment or supplement) in reliance upon and in conformity with information relating to any Person referred to above who would be indemnified by the Company pursuant to this
     Section 3.06(a) furnished in writing to the Company by such Person expressly for use therein.

(b) In connection with each registration relating to the disposition of Registrable Securities, each Selling Holder shall indemnify the Company, each director of the Company, each officer of the Company who signs the registration statement and any Person who controls the Company (within the meaning of either the Securities Act or the Exchange Act) to the same extent as the indemnity from the Company provided in Section 3.06(a), but only with respect to information relating to such Selling Holder furnished in writing to the Company by such Selling Holder expressly for use in any such registration statement, preliminary prospectus or prospectus (or amendment or supplement).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to subsections (a) or (b) of this Section 3.06, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all reasonable fees and disbursements related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and indemnified party shall have mutually agreed to the retention of such counsel or (y) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed promptly after invoice. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall not unreasonably withhold its consent to any settlement of any proceeding proposed by the indemnified party and shall be liable for any such settlement if (i) such settlement is entered into more than 10 Business Days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 3.06 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the Selling Holders on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Holders on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Selling Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Holders on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Selling Holders in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.06(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 3.06(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages by which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of ss. II(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 3.06(d) are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all of the Selling Holders and not joint.

3.07.   Participation in Underwritten Registrations.

No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and holders of more than 50% of the aggregate Registrable Securities to be included in such registration, and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

3.08.   Holdback Agreements.

(a) To the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act during the 14 days prior to, and during the 180-day period (or such shorter period as may be agreed to by the Company) beginning on, the effective date of any registration statement filed by the Company with respect to the sale of equity securities (other than a filing pursuant to Form S-8) (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriters in the case of an underwritten public offering.

(b) The Company and its Affiliates agree: (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 3.01 or Section 3.02 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement where holders of more than 50% of the aggregate
     Registrable Securities to be included in such registration statement consent) or the commencement of a public distribution of Registrable Securities; and (ii) that any agreement entered into after the date of the agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

3.09.   Third Party Rights.

Holders shall be considered third party beneficiaries of this Agreement and shall be entitled to the rights granted hereunder.

3.10.   No Other Registration Rights.

Except for the registration rights granted pursuant to this Agreement, so long as the Class A Preferred Limited Partnership Interests shall be outstanding, the Company shall not grant registration rights to, or effect any registration of securities, of any other Person.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.01.   Entire Agreement.

This Agreement, together with the Securities Purchase Agreement and the Partnership Agreement, contains the entire agreement among the parties to this Agreement with respect to the transactions contemplated by this Agreement and, except as expressly provided herein, supersedes all prior arrangements or understandings with respect thereto (except for such agreements supplementing or amending this Agreement which specifically make reference to this Section 4.01).

4.02.   Descriptive Headings.

The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

4.03.   Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission, nationally recognized over-night courier or registered or certified mail, postage prepaid, addressed as follows:

(a)     If the Company:                          with a copy to:

        Staff Leasing, L.P.                      Dechert Price & Rhoads
        600 301 Boulevard West                   477 Madison Avenue
        Bradenton, Florida 34205                 New York, New York 10022-5891
        Attention:    General Counsel            Attn:       Ronald R. Jewell
        Fax No.:      941-741-4333               Fax No.:    212-308-2041

(b)     If to Holders:

        At the addresses provided from time to time to the Company by such Holder.

Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by facsimile transmission (with transmission confirmed in a writing) or nationally recognized overnight courier, on the date of such delivery; or (ii) if sent by registered or certified mail, on the date on which such mailing was received by the party to whom it was addressed. Any party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

4.07.   Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (other than the choice of law principles thereof), except that the rights and obligations of the parties under the Partnership Agreement shall be governed by the Laws of the State of Delaware.

(b) Any action, suit or other proceeding initiated by any party hereto against the others under or in connection with this Agreement may be brought in any Federal or state court in the State of New York, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. The parties hereto hereby submit themselves to the jurisdiction of any such court for the purpose of any such action and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

4.08.   Assignability.

This Agreement shall not be assignable otherwise than by operation of law by either party without the prior written consent of the other party, and any purported assignment by either party without the prior written consent of the other party shall be void. This Agreement shall inure to the benefit solely of and be binding upon the parties hereto and their respective successors (whether by merger or otherwise). Notwithstanding the foregoing, the rights of Holders may be assigned by such Holders to any Person acquiring any Registrable Securities from such Holders, provided such transfer is not prohibited under the Partnership Agreement or the Securities Purchase Agreement.

4.09.   Remedies.

The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the parties hereto waive the defense that there is an adequate remedy at law. Without limiting any remedies any party may otherwise have, in the event any other party refuses to perform its obligations under this Agreement, the parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

4.10.   Waivers and Amendments.

Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

4.11.   Third Party Rights.

Except as provided in Section 3.09 hereof, this Agreement shall not create benefits on behalf of any third party; and this Agreement shall be effective only as between the parties hereto.

4.12.   Illegalities.

In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

4.13.   Counterparts.

This Agreement may be executed in counterparts, and all such counterparts when taken together shall constitute one Agreement.

In witness whereof, the undersigned have executed and delivered this Agreement as of the date first above written

STAFF CAPITAL, L.P.
By:     Staff Acquisition, Inc.
        General Partner

By:  /s/ Charles S. Craig
     ---------------------------
     Charles S. Craig
     Co-Chairman of the Board of
     Directors

                        Holders of Registrable Securities

Paribas Principal, Inc.                  Other Holders of Registrable Securities

By:  /s/ Gary A. Binning                 By:/s/ Charles S. Craig
     -------------------                    --------------------
                                            Charles S. Craig
                                            Attorney-in-Fact